Exhibit 99.1

Press Release	Source: Kentucky USA Energy, Inc.

Kentucky USA Energy, Inc. Commences Drilling Two Additional Wells
Friday November 7, 9:00 am ET

LONDON, Ky.--(BUSINESS WIRE)--Kentucky USA Energy, Inc. (OTCBB: KYUS - News), an early stage natural gas exploration and production company, announced today that the Company has commenced drilling at two additional well locations on its leasehold in western Kentucky. Drilling rigs have rigged up and spudded-in at the Hunter Wells #1 and Francis Grace #2 locations. Drilling at the J&J Johnston #1 well is still suspended due to a mechanical breakdown on the drilling rig and the drilling contractor is waiting for a replacement drive engine to be delivered. In addition, the Company has reached total depth (“TD”) of 2430 feet at the base of the shale formation at the Walker #1 location. The 4 ½” production casing has been cemented into the well and the Company is now coordinating for perforation and fracturing of Walker #1 well.

Kentucky USA Energy, Inc. began drilling on its 2200 acre leasehold in the New Albany Shale in western Kentucky in June of this year. To date, the Company has drilled six wells to TD and is currently drilling at various stages on the three wells referenced above. The six wells that have been drilled to TD are as follows:

•	Francis Grace #1 with TD of 2626 feet

•	Hunter Wells #2 with TD of 2510 feet

•	Slinker #1B with TD of 2340 feet

•	Billy Johnston #1 with TD of 2387 feet

•	Hunter Wells #3 with TD of 2420 feet

•	Walker #1 with TD of 2430 feet

The completion process is ongoing on these first six wells and the Company plans to announce the results of four point flow tests on these wells once completed by the independent gas analysis engineer who has been retained by the Company to perform the tests. This information regarding the wells we are currently drilling and completing updates and supersedes the information we have previously reported.

About Kentucky USA Energy, Inc.

Headquartered in London, KY, Kentucky USA Energy, Inc. engages in the acquisition, exploration, and development of oil and natural gas resource properties, with a primary focus on New Albany shale gas in the Illinois Basin in western Kentucky. The Company is a growing independent energy company with, it believes, the experience and technological expertise to develop its gas resources in the Illinois Basin’s New Albany Shale.

More information about the Company may be found at www.kusaenergy.com

Forward-Looking Statements

Certain statements in this news release, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties. Words such as "expects", "intends", "plans", "may", "could", "should", "anticipates", "likely", "believes" and words of similar import also identify forward-looking statements. Forward-looking statements are based on current facts and analyses and other information that are based on forecasts of future results, estimates of amounts not yet determined and assumptions of management. Actual results may differ materially from those currently anticipated due to a number of factors which may be beyond the reasonable control of Kentucky USA Energy, including, but not limited to, the availability and pricing of additional capital to finance operations, including the drilling of its initial gas wells, longer term drilling programs and additional leasehold acquisitions, the viability of the shale gas fields in the Illinois Basin in western Kentucky, the ability of Kentucky USA Energy to build and maintain a successful operations infrastructure and to effectively drill and develop producing wells, the successful negotiation and execution of cost-effective third-party gas drilling and distribution agreements, the continued commitment of drill rig operators and future economic conditions and energy prices. Readers are urged not to place undue reliance on the forward-looking statements, which speak only as of the date of this release. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release. Additional information on risks and other factors that may affect the business and financial results of Kentucky USA Energy can be found in the filings of Kentucky USA Energy with the U.S. Securities and Exchange Commission.

Contact:
Corporate:
Kentucky USA Energy, Inc.
Steven Eversole, CEO
Ph: 606-878-5987
or
Investor Relations
Corporate Evolutions, Inc.
Ph: 516-482-0155
Toll Free: 877-482-0155
info@corporateevolutions.com
www.corporateevolutions.com
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Source: Kentucky USA Energy, Inc.